CODORUS VALLEY BANCORP, INC.
CODORUS VALLEY BANCORP, INC.
105 LEADER HEIGHTS ROAD
P.O. BOX 2887
YORK, PA 17405-2887

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com** or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 29, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CVLY2024SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 29, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V48762-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CODORUS VALLEY BANCORP, INC.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

		For	Against	Abstain
1.	***Approval of the Agreement and Plan of Merger of ORRF and CVLY***. To consider and vote upon a proposal to approve the Agreement and Plan of Merger by and between ORRF and CVLY dated as of December 12, 2023 (the "merger agreement"), pursuant to which CVLY will merge with and into ORRF, whereupon the separate corporate existence of CVLY will cease (the "CVLY merger proposal");	☐	☐	☐
2.	***Approval, on a Non-binding, Advisory Basis, of CVLY Executive Officer Compensation***. To consider and vote upon a proposal to approve, on a non-binding, advisory basis, the compensation that may become payable to CVLY's named executive officers that is based on or otherwise relates to the merger (the "CVLY compensation proposal"); and	☐	☐	☐
3.	***Adjournment***. To consider and vote upon a proposal to adjourn the CVLY special meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the CVLY special meeting to approve the CVLY merger proposal (the "CVLY adjournment proposal").	☐	☐	☐

The undersigned acknowledges receipt of the Notice of Special Meeting and Joint Prospectus/Proxy Statement dated April 19, 2024.

Please sign exactly as your name(s) appear(s) hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian or other fiduciary, please give full title as such. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

CODORUS VALLEY BANCORP, INC.
SPECIAL MEETING OF SHAREHOLDERS
Thursday, May 30, 2024
8:30 A.M. Eastern Time
www.virtualshareholdermeeting.com/CVLY2024SM

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Joint Proxy Statement/Prospectus are available at www.proxyvote.com.

V48763-TBD

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 30, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned holder of common stock of Codorus Valley Bancorp, Inc. (the "Corporation") hereby appoints Diane E. Baker and Matthew A. Clemens, and each of them, proxies of the undersigned, with full power of substitution and to act without the other, to vote all of the shares of common stock of the Corporation that the undersigned may be entitled to vote at the Special Meeting of Shareholders of the Corporation to be held virtually at **www.virtualshareholdermeeting.com/CVLY2024SM** on Thursday, May 30, 2024, commencing at 8:30 A.M., Eastern Time, and at any adjournment or postponement thereof, as fully and effectually as the undersigned could do if personally present, and hereby revokes all previous proxies for said meeting.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder of record. **When a vote is not specified, the proxy holders will vote shares represented by this proxy FOR Proposals 1, 2 and 3, and in accordance with the instructions of the Board of Directors of the Corporation on such other matters that may properly come before the meeting.**

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED, POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

(continued, and to be marked, dated and signed, on the other side)

See reverse for voting instructions